                                 Exhibit 10.11

                                THIRD AND BROAD
                                 OFFICE LEASE


          THIS LEASE, made the 8th day of June, 1994, by and between MARTIN SELIG on behalf of the marital community of Martin Selig and Andrea Selig, whose address is 1000 Second Avenue, Suite 1800, Seattle, Washington, 98104-1046, hereinafter referred to as "Lessor" and MUZAK LIMITED PARTNERSHIP, a Delaware limited partnership, whose address upon lease inception will be 2901 Third Avenue, Suite 400, Seattle, Washington 98121, hereinafter referred to as "Lessee".

          1.   DESCRIPTION,  Lessor in consideration of the agreements contained
               -----------
in this lease, does hereby lease to Lessee, upon the terms and conditions hereinafter set forth, that certain space consisting of approximately 43,324 rentable square feet * (hereinafter referred to as "Premises") situated on the 4th floor level of the Third & Broad Building, 2901 Third Avenue, City of Seattle, State of Washington 98121, the legal description of which is:

          Lots 1, 2, 3, 4, 5, 6, 9, 10, 11, 12, Block X,
          William N. Bell's Fourth Addition to the City of Seattle, according to the Plat recorded in Volume 1 of Plats, Page 167, records of King
          County, Washington; together with the vacated alley lying between lots 9, 10, 11, and 12 and Lots 1, 2, 3, 4, 5, and 6.

          * Rentable square feet shall be calculated according to the Building owners and Managers Association International ("BOMA") Standards, namely, the "Standard Method for Measuring Floor Area in Office Buildings American National Standard," ANSI Z 65.1-1980 (Revisions of ANSI Z 65.1-1972) approved July 31, 1980, by the American National Standards Institute, Inc.

          2.   TERM,  The term of this lease shall be for a period of one
               ----
hundred twenty (120) months, commencing the date of occupancy or substantial completion whichever occurs first, which is approximately the 1st day of December, 1994, and ending one hundred twenty (120) months thereafter. Lessor shall use its best efforts to have the Premises ready for occupancy on such date.

          In the event Lessee occupies the Premises prior to December 1, 1994, then Lessee shall continue to pay its lease payment at the Burke Building. Lessee shall pay Lessor for the actual rentable square footage occupied prior to December 1, 1994, less the Burke Building payment of $37,256.43, provided the Third & Broad rent is greater than the Burke Building rent. Early occupancy shall not modify the lease commencement date from December 1, 1994.

          In the event the Premises are not ready for occupancy on the date set forth above, whether occasioned by Lessor or Lessee, lease term shall be extended in such a manner as to reflect the delay occasioned by the failure of the Premises to be ready for occupancy. In no event shall Lessor or Lessee be liable for any further damages.

          3.   RENT,  Lessee covenants and agrees to pay Lessor rent each
               ----
month in advance on the first day of each calendar month. Rent shall be computed at the annual base rental rate of see Paragraph 37. Rent for any fractional calendar month, at the beginning or end of the term, shall be the pro rated portion of the rent computed on an annual basis.

          4.   CONSIDERATION,  As consideration for the execution of this lease,
               -------------
Lessee has this date paid to Lessor the sum of $61,375.66, receipt of which is hereby acknowledged. Unless Lessee materially breaches the terms and conditions of this lease and fails to cure the same, an amount equal to such sum shall be credited against the twelfth month's rental of the lease tern of this lease.

          5.   USES,  Lessee agrees that Lessee will use and occupy said
               ----
Premises for general offices and other purposes related to the conduct of Lessee's business and for no other purposes.

          6.   RULES AND REGULATIONS,  Lessee and their agents, employees,
               ---------------------
servants or those claiming under Lessee will at all times observe, perform and abide by all of the Rules and Regulations printed on this instrument, or which may be hereafter reasonably promulgated by Lessor, all of which it is covenanted and agreed by the parties hereto shall be and are hereby made a part of this lease.

          7.   CARE AND SURRENDER OF PREMISES,  Lessee shall take good care of
               ------------------------------
the Premises and shall promptly repair any damage caused by Lessee, except those required herein to be made by Lessor. At the expiration or sooner termination of this lease, Lessee, without notice, will immediately and peacefully quit and surrender the Premises in good order, condition and repair (damage by reasonable wear, the elements or fire excepted). Lessee shall be responsible for removal of all personal property from the Premises, excepting fixtures (being that which is attached to the Premises) and property of the Lessor. If Lessee fails to remove the same upon lease expiration, then Lessor shall have the right to remove said property and Lessee shall be responsible for all costs associated therewith, including cleaning and dumpster fees, provided, however, Lessee shall have fifteen (15) days after lease termination for removal of special equipment related to the studios.

          8.   ALTERATIONS,  Lessee shall not make any alterations or
               -----------
improvements in, or additions to said Premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld. All such alterations, additions and improvements shall be at the sole cost and expense of Lessee and shall become the property of Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation or injury.

          9.   RESTRICTIONS,  Lessee will not use or permit to be used in said
               ------------
Premises anything that will increase the rate of insurance on said building or any part thereof, nor anything that may be dangerous to life or limb; nor in any manner deface or injure said building or any part thereof; nor overload any floor or part thereof; nor permit any objectionable noise or odor to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of said building. Lessee, at Lessee's expense, will comply with all health, fire and police regulations respecting said Premises. The Premises shall not be used for lodging or sleeping, and no animals or birds will be allowed in the building.

          10.  WEIGHT RESTRICTIONS,  Safes, furniture or bulky articles may be
               -------------------
moved in or out of said Premises only at such hours and in such manner as will least inconvenience other tenants, which hours and manner shall be at the discretion of Lessor. No safe or other article of over 2,000 pounds shall be moved into said Premises without the consent of Lessor, and Lessor shall have the right to locate the position of any article of weight in said Premises if Lessor so desires.

          11.  SIGN RESTRICTION,  No sign, picture, advertisement or notice
               ----------------
shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the building without the prior approval of Lessor, which approval shall not be unreasonably withheld.

          12.  LOCKS,  No additional locks shall be placed upon any doors of the
               -----
Premises. Keys will be furnished to each door lock. At the termination of the lease, Lessee shall surrender all keys to the Premises whether paid for or not.

          13.  KEY,  Lessor, his janitor, engineer or other agents may retain
               ---
a pass key to said Premises to enable him to examine the Premises from time to time with reference to any emergency or to the general maintenance of said Premises.

          14.  TELEPHONE SERVICE,  If Lessee desires telephonic or any other
               -----------------
electric connection, Lessor will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires in installation thereof will be permitted.

          15.  SERVICES,  Lessor shall maintain Premises in a first class
               --------
manner and the public and common areas of building, such as lobbies, stairs, corridor and restrooms, landscaping, exterior lighting, roof patio, and the heating, air-conditioning and other utilities serving the Premises, in reasonably good order and condition except for damage occasioned by the act of Lessee.

          Lessor shall furnish Premises with electricity for lighting and operation of standard power usage office machines, heat, normal office air-conditioning, and elevator services, at no cost to Lessee except in the case of an actual increase in Base Year Costs, as provided in Paragraph 19. Lessor shall also provide lighting replacement for Lessor furnished lighting, toilet room supplies, window washing with reasonable frequency, and customary janitor service. Lessor agrees that Lessee's usage of electricity for Lessee's business operation is standard power usage.

          Lessor shall not be liable to Lessee for any loss or damage caused by or resulting from any variation, interruption or any failure of said services due to any cause whatsoever. No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements, or due to accident or strike or conditions or events not under Lessor's control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee's obligations hereunder; provided, however, in the event utility services for the Premises are interrupted for seventy-two (72) consecutive hours or more, and in the further event that Lessee as a result thereof cannot operate its business from the standpoint of prudent business management, then the basic rental and all other amounts payable by Lessee under the lease shall abate commencing with the 73rd hour until service is restored for space rendered untenantable.

          In the event of any lack of attention on the part of Lessor and any dissatisfaction with the service of the building, or any unreasonable annoyance of any kind, Lessee is requested to make complaints at Lessor's building office and not to Lessor's employees or agents seen within the building. Lessee is further requested to remember that Lessor is as anxious as Lessee that a high grade service be maintained, and that the Premises be kept in a state to enable Lessee to transact business with the greatest possible ease and comfort. The rules and regulations are not made to unnecessarily restrict Lessee, but to enable Lessor to operate the building to the best advantage of both parties hereto. To this end Lessor shall have the right to waive from time to time such part or parts of these rules and regulations as in his judgment may not be necessary for the proper maintenance or operation of the building or consistent with good service, and may from time to time make such further reasonable rules and regulations as in his judgment may be needed for the safety, care and cleanliness of the Premises and the building and for the preservation of order therein.

          16.  SOLICITORS,  Lessor will make an effort to keep solicitors out
               ----------
of the building, and Lessee will not oppose Lessor in his attempt to accomplish this end.

          17.  FLOOR PLAN,  The floor plan and specifications for Lessee's
               ----------
occupancy shall be attached hereto and marked Exhibit "A" which shall be approved by both Lessor and Lessee, both of whose approval shall not be unreasonably withheld.

          18.  ASSIGNMENT,  Lessee will not assign this lease, or any interest
               ----------
hereunder, and this lease, or any interest hereunder, shall not be assigned by operation of law. Lessee will not sublet said Premises or any part thereof and will not permit the use of said Premises by others other than Lessee and the agents of Lessee without first obtaining the written consent of Lessor. In the event such written consent shall be given, no other or subsequent assignment or subletting shall be made without the previous written consent of Lessor. In the event Lessee desires to assign or sublet said Premises or any part thereof, Lessor shall have the first right, but not the obligation to re-lease the Premises. Notwithstanding the foregoing and notwithstanding any other provisions of this lease, Lessor hereby consents to the assignment by Lessee of this lease to (a) a company incorporated or to be incorporated by Lessee provided that Lessee owns or beneficially controls at least half of the issued and outstanding shares of such company or that Lessee and such company are under common control of the same parent entity, or (b) an affiliated entity or a purchaser of all or substantially all of Lessee's assets or equity interests.

          19.  OPERATING SERVICES AND REAL ESTATE TAXES,  The annual base rental
               ----------------------------------------
rate per rentable square foot in Paragraph 3 includes Lessee's proportionate share of Operating Services and Real Estate Taxes for the first twelve months of the lease term, "Base Year Costs." Only actual increases from these Base Year Costs, if any, will be passed on to Lessee on a proportionate basis.


                                  DEFINITIONS

Base Year
- ---------

For computing the Base Year Costs, the base year shall be the calendar year stated herein or if a specific calendar year is not stated herein then the base year shall be the calendar year in which the lease tern commences. The base year shall be the calendar year 1995.

Comparison Year
- ---------------

The Comparison Year(s) shall be the calendar year(s) subsequent to the base year.

Operating Services
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"Operating Services" include, but are not limited to, the charges incurred by
Lessor for: building operation salaries, benefits, management fee of five percent (5%) of gross income for the building, insurance, electricity, janitorial, supplies, telephone, HVAC, repair and maintenance, window washing, water and sewer, security, landscaping, disposal, elevator, etc. Operating Services shall also include the amortization cost of capital investment items and of the installation thereof, which are primarily for the purpose of safety, saving energy or reducing operating costs, or which may be required by governmental authority, (all such costs shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles). Notwithstanding anything to the contrary contained herein, Operating Services shall not include any of the following:

          (i) legal fees, auditing fees, brokerage commissions, advertising costs, or other related expenses incurred by Lessor in an effort to generate rental income;

          (ii) repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the original design, materials or workmanship of the building or common areas (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear);

          (iii)     damage and repairs attributable to fire or other casualty;

          (iv) damage and repairs necessitated by the negligence or willful misconduct of Lessor, Lessor's employees, contractors or agents;

          (v) executive salaries to the extent that such services are not in connection with the management, operation, repair or maintenance of the building;

          (vi) Lessor's general overhead expenses not related to the building;

          (vii) legal fees, accountant's fees and other expenses incurred in connection with disputes with tenants or other occupants of the building or associated with the enforcement of the terms of any leases with tenants or the defense of Lessor's title to or interest in the building or any part thereof unless the outcome is to the financial benefit of all tenants;

          (viii) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering
(1) vacant space (excluding common areas) in the building or (2) space for tenants or other occupants in the building and costs incurred in supplying any item or service to less than all of the tenants in the building;

          (ix) costs incurred due to a violation by Lessor or any other tenant of the building of the terms and conditions of a lease;

          (x) cost of any specific service provided to Lessee or other occupants of the building for which Lessor is reimbursed (but not including Operating Services and Real Estate Tax increases above Base Year Costs to the extent reimbursed Lessor) or any other expense for which Lessor is or will be reimbursed by another source (i.e., expenses covered by insurance or warranties);

          (xi) costs and expenses which would be capitalized under generally accepted accounting principles, with the exception of the capital investment items specified hereinabove;

          (xii) building management fees in excess of the management fees specified hereinabove;

          (xiii) cost incurred with owning and/or operating the parking lot(s) serving the building by independent parking operator(s).

          (xiv) fees paid to Lessor or any affiliate of Lessor for goods or services in excess of the fees that would typically be charged by unrelated, independent persons or entities for similar goods and services;

          (xv)      rent called for under any ground lease or master lease;

          (xvi) principal and/or interest payments called for under any debt secured by a mortgage or deed of trust on the building; and

Operating Services shall be adjusted for the Base Year and all Comparison Year(s) to reflect the greater of actual occupancy or 95% occupancy.

Real Estate Taxes
- -----------------

Real Estate Taxes shall be the taxes paid by Lessor in the base year and each respective Comparison Year.

Proportionate Basis
- -------------------

Lessee's share of Base Year and Comparison Year(s) Costs shall be a fraction, the numerator of which shall be the number of rentable square feet contained in the leased Premises (see Paragraph 1) and the denominator of which shall be the number of rentable square feet in the building in which the leased Premises are located (241,263/RSF).

Computation of Adjustment to Base Year Costs
- --------------------------------------------

Any adjustment to Base Year Costs will commence to occur in Month 13 of the lease term with subsequent adjustments commencing every twelve months of the lease term or in Months 25, 37, 49, etc. as appropriate under the lease term. Lessee shall be responsible for any increase between Lessee's proportionate share of Base Year Costs and Lessee's proportionate share of each respective Comparison Year(s) Costs. The increase shall be the increase to each expense individually. These costs shall be initially calculated based on estimated (projected) costs with reconciliation to actual costs when annual audited numbers are completed. For the purpose of calculating projected increases to Base Year Costs, Lessor shall review historical data to predict if any estimated increases would be anticipated in a Comparison Year(s). If they are, then commencing in Month 13 and/or every twelve month period thereafter, Lessor will assess a monthly charge to be paid together with monthly base rent. once actual cost data for Comparison Year(s) Real Estate Taxes and Operating Services for the entire building is formulated in accordance with generally accepted accounting principles and adjusted to the greater of actual occupancy or 95% occupancy, then Lessee's estimated pass-through costs shall be corrected with Lessee or Lessor, as appropriate, reimbursing the other for the difference between the estimated and actual costs, at that time in a lump sum payment.

Upon termination of this lease, the amount of any corrected amount between estimated and actual costs with respect to the final comparison year shall survive the termination of the lease and shall be paid to Lessee or Lessor as appropriate within thirty (30) days after final reconciliation.

Computation of or adjustment to Operating Services and/or Real Estate Taxes pursuant to this paragraph or to rent pursuant to Paragraph 3 shall be computed based on a three hundred sixty-five (365) day year.

For an example, see Exhibit B attached hereto.

Notwithstanding the other provisions of this lease, the pass-through of all Operating services (excluding Real Estate Taxes and Insurance) as described in Paragraph 19 shall not exceed 5% per year of the operating expenses on a cumulative basis. For example, if in years 2 & 3, Lessee's total escalation charges increased by 4% and 5% respectively then, in year 4 if costs increase by 8%, then Lessor can charge Lessee a maximum increase of 6% or a total escalation cost increase of 15% over the three subsequent years after year 1.

Lessee shall have the right to audit Lessor's books and records for the Operating Services with reasonable advance notice.

          20.  ADDITIONAL TAXES OR ASSESSMENTS.  Should there presently be in
               -------------------------------
effect or should there be enacted during the term of this lease, any law, statute or ordinance levying any assessment or any tax upon rents or the income from real estate or rental property (other than federal or state income taxes), Lessee shall reimburse Lessor for Lessee's proportionate share of said expenses at the same time as rental payments.

          21.  LATE PAYMENTS.  Any payment, required to be made pursuant to this
               -------------
lease, not made on the date the same is due shall bear interest at a rate equal to three percent (3%) above the prime rate of interest charged from time to time by Seafirst National Bank, or its successor.

          In addition to any interest charged herein, a late charge of five percent (5%) of the payment amount shall be incurred for payments received more than five (5) days late.

          Provided, however, in the event Lessee timely cures a monetary payment, then the stated herein shall only be applicable commencing with the fourth late payment.

          22.  RISK.  All personal property of any kind or description
               ----
whatsoever in the demised Premises shall be at Lessee's sole risk. Lessor shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Lessee arising from any acts or neglect of co-tenants or other occupants of the building, or of Lessor or the employees of Lessor, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinklering fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of negligence on the part of Lessor. Lessee shall keep in force throughout the term of this lease such casualty, general liability and business interruption insurance as a prudent tenant occupying and using the Premises would keep in force.

          23.  INDEMNIFICATION.  Lessee will defend, indemnify and hold harmless
               ---------------
Lessor from any claim, liability or suit including attorney's fees on behalf of any person, persons, corporations and/or firm for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs, or thoroughfares adjacent thereto where said damages or injury was caused or partially caused (except that if partially caused, Lessee shall be obligated hereunder only to the extent of the causation) by the ordinary or gross negligence or intentional act of Lessee and/or by Lessee's agents, employees, servants, customers or clients.

          24.  WAIVER OF SUBROGATION.  Lessee and Lessor do hereby release and
               ---------------------
relieve the other, and waive their entire claim of recovery for loss, damage, injury, and all liability of every kind and nature which may arise out of, or be incident to, fire and extended coverage perils, in, on, or about the Premises herein described, whether due to negligence of either of said parties, their agents, or employees, or otherwise.

          25.  SUBORDINATION.  This lease and all interest and estate of Lessee
               -------------
hereunder is subject to and is hereby subordinated to all present and future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part. Lessee agrees to execute at no expense to the Lessor, any instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any such mortgage or deed of trust. In the event of a sale or assignment of Lessor's interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Premises, Lessee shall attorn to the purchaser and recognize such purchaser as Lessor. Lessee agrees to execute, at no expense to Lessor, any estoppel certificate deemed necessary or desirable by Lessor to further effect the provisions of this paragraph. Notwithstanding the foregoing and notwithstanding any other provisions of this lease, Lessee shall not be obligated to subordinate its interests under this lease unless the holder of the mortgage or deed of trust or other interest in the Premises to which Lessee's interest is to be subordinated provides Lessee with assurances in form and substance reasonably satisfactory to Lessee that Lessee's tenancy will not be disturbed by such interest holder.

          26.  CASUALTY.  In the event the leased Premises or the said
               --------
building is destroyed or injured by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Lessor may, at Lessor's option, proceed with reasonable diligence to rebuild and restore the said Premises or such part thereof as may be injured as aforesaid, provided that within sixty (60) days after such destruction or injury Lessor will notify Lessee of Lessor's intention to do so, and during the period from time of casualty and such rebuilding and restoration the rent shall be abated on the portion of the Premises that is unfit for occupancy. If necessary, Lessor will provide access to any needed alternative space for Lessee at the fair market rate not to exceed Lessee's rental rate hereunder.

          27.  INSOLVENCY.  If Lessee becomes insolvent, or makes an
               ----------
assignment for the benefit of creditors, or a receiver is appointed for the business or property of Lessee, or a petition is filed in a court of competent jurisdiction to have Lessee adjudged bankrupt, then Lessor may at Lessor's option terminate this lease. Said termination shall reserve unto Lessor all of the rights and remedies available under Paragraph 28 ("Default") hereof, and Lessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination. As an alternative to exercising his right to terminate this lease, Lessor may require Lessee to provide adequate assurances, including the posting of a cash bond, of Lessee's ability to perform its obligations under this lease.

          28.  DEFAULT.  If this lease is terminated in accordance with any of
               -------
the terms herein (with the exception of Paragraph 27), or if Lessee vacates or abandons the Premises or if Lessee shall fail at any time to keep or perform any of the covenants or conditions of this lease, i.e. specifically the covenant for the payment of monthly rent, and such failure is not cured within five (5) business days after receipt by Lessee from Lessor of written notice of such failure, then, and in any of such events Lessor may with or without notice or demand, at Lessor's option, and without being deemed guilty of trespass and/or without prejudicing any remedy or remedies which might otherwise be used by Lessor for arrearages or preceding breach of covenant or condition of this lease, but subject to all applicable laws, enter into and repossess said Premises and expel the Lessee and all those claiming under Lessee. In such event Lessor may eject and remove from said Premises all goods and effects (forcibly if necessary). This lease if not otherwise terminated may immediately be declared by Lessor as terminated. The termination of this lease pursuant to this Article shall not relieve Lessee of its obligations to make the payments required herein. In the event this lease is terminated pursuant to this Article, or if Lessor enters the Premises without terminating this lease and Lessor relets all or a portion of the Premises, Lessee shall be liable to Lessor for all the costs of reletting, including necessary renovation and alteration of the leased Premises. Lessee shall remain liable for all unpaid rental which has been earned plus late payment charges pursuant to Paragraph 21 and for the remainder of the term of this lease for any deficiency between the net amounts received following reletting and the gross amounts due from Lessee, or if Lessor elects, Lessee shall be immediately liable for all rent and additional rent (Paragraph
19) that would be owing to the end of the term, less any rental loss Lessee proves could be reasonably avoided, which amount shall be discounted by the discount rate of the Federal Reserve Bank, situated nearest to the Premises, plus one percent (1%).

          29.  BINDING EFFECT.  The parties hereto further agree with each
               --------------
other that each of the provisions of this lease shall extend to and shall, as the case may require, bind and inure to the benefit, not only of Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Paragraph 18 of this lease.

          It is also understood and agreed that the terms "Lessor" and "Lessee" and verbs and pronouns in the singular number are uniformly used throughout this lease regardless of gender, number or fact of incorporation of the parties hereto. The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this lease by reference. It is further mutually agreed that no waiver by Lessor of a breach by Lessee of any covenant or condition of this lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

          30.  HOLDING OVER.  If Lessee holds possession of the Premises after
               ------------
term of this lease, Lessee shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except rent which shall be revised to reflect the then current market rate, provided, however, the first three months of rent shall continue at the same rent Lessee is paying on the last month of this lease prior to expiration. During month-to-month tenancy, Lessee acknowledges Lessor will be attempting to relet the Premises. Lessee agrees to cooperate with Lessor and Lessee further acknowledges Lessor's statutory right to terminate the lease with proper notice.

          31.  ATTORNEY'S FEES.  If any legal action is commenced to enforce any
               ---------------
provision of this lease, the prevailing party shall be entitled to an award of reasonable attorney's fees and disbursements. The phrase "prevailing party" shall include a party who receives substantially the relief desired, whether by dismissal, summary judgment, judgment or otherwise.

          32.  NO REPRESENTATIONS.  The Lessor has made no representations or
               ------------------
promises except as contained herein or in some future writings signed by Lessor.

          33.  QUIET ENJOYMENT.  So long as Lessee pays the rent and performs
               ---------------
the covenants contained in this lease, Lessee shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this lease.

          34.  RECORDATION.  Lessee shall not record this lease without the
               -----------
prior written consent of Lessor. However, at the request of Lessor, both parties shall execute a memorandum or "short form" of this lease for the purpose of recordation in a form customarily used for such purpose. Said memorandum or short form of this lease shall describe the parties, the Premises and the lease term, and shall incorporate this lease by reference.

          35.  MUTUAL PREPARATION OF LEASE.  It is acknowledged and agreed that
               ---------------------------
this lease was prepared mutually by both parties. In the event of ambiguity, it is agreed by both parties that it shall not be construed against either party as the drafter of this lease.

          36.  GOVERNING LAW.   This lease shall be governed by, construed and
               -------------
enforced in accordance with the laws of the State of Washington.

          37.  BASE RENTAL RATE.  The annual base rental rate per rentable
               ----------------
square foot shall be as follows:

               Years 1-5:     $17.00 per rentable square foot *
               Years 6-10:    $18.00 per rentable square foot *

               *    Monthly Payment Breakdown

                                           T/I Payment    Rent/Payment
                                           -----------    ------------
                    Months:   1 - 60        23,319            38,057
                    Months:  61 - 120       13,215            51,771

          38.  FINISH WORK.  The space will be completed in accordance with
               -----------
mutually agreed upon working drawings based on the space plan layout by Emick Howard Nelson & Seibert, Inc. dated February 24, 1994, which will be completed on a turn-key basis at the cost to the Lessor. The tenant improvement finishes, design, specifications and build-out shall be completed similar in quality to Lessee's existing Premises in the Burke Building and Lessee's tenant work specifications, entitled "Preliminary Tenant Improvement Pricing Package, The Burke Building - 2nd and 3rd floors, Muzak, March 23, 1994 ("Lessee's Specifications"). The quantity of improvements shall be greater as Lessee is occupying more rentable square footage. In the event of conflict between Lessee's Specification and the finishes, design, specifications and buildout of Lessee's existing Premises in the Burke Building then the existing Premises finishes, design, specifications and built-out detail shall be controlling.

          Lessor shall recarpet and repaint the common areas after the fifth year of the lease, if necessary, as determined by Lessee in Lessee's reasonable discretion.

          39.  DESIGN SERVICES.  Lessor, at Lessor's expense, will provide all
               ---------------
additional space planning, design, documentation and contract administration with Lessor's in-house staff. Lessor will furthermore contract with and pay for its engineers, such as structural, mechanical, electrical and fire protection, for all work to coincide with the working drawings. Lessor has as of the date of this lease paid Emick Howard Nelson & Seibert, Inc. partial payment and shall pay Emick Howard Nelson & Seibert, Inc. an additional amount of $7,423.00 for space planning plus up to $.50 per rentable square foot for preliminary planning and design services.

          40.  RENEWAL OPTION.  Lessee shall have the right to renew this
               --------------
lease under the same terms and conditions, except rent, for two (2), five year period(s), provided Lessee is not in materially continuing default under the terms and conditions of this Lease. Base Rent for the renewal term shall be at fair market value. Lessee must give notice of its election to renew at least 180 days prior to the expiration of the then lease term.

          41.  THIRD RIGHT OF OFFER.  Lessor will provide Lessee with a right of
               --------------------
third refusal on the 3rd floor, subject to existing rights of first and second refusal Lessor currently has provided to Active Voice and AT&T. If Lessor has an interested party for that space, Lessor will notify Lessee accordingly and Lessee shall have ten (10) working days from receipt of said notice in which to respond either way. Rent for the adjacent space shall be at fair market value.

          42.  TELECOMMUNICATION AND COMPUTER WIRING.  Lessor will provide
               -------------------------------------
Lessee up to a $1.00 per rentable square foot allowance for telecommunication and computer wiring. Lessee shall present Lessor with invoices evidencing the actual cost of these services. Lessee shall offset the actual costs of these services from Lessee's first months rental payment after occupancy.

          43.  STORAGE SPACE.  Lessor will use its best faith efforts to
               -------------
provide, if requested, up to 750 rentable square feet of dead storage space within the building's garage at the dead storage rate of $9.00 per rentable square foot.

          44.  SIGNAGE.  Lessee, at Lessee's sole expense, shall have the
               -------
pedestal signage on the exterior of the building. Design and location of signage is subject to Lessor's approval which approval shall not be unreasonably withheld.

          45.  SATELLITE DISH.  Lessee, at Lessee's expense, shall have the
               --------------
right to place four satellite dishes, in a mutually agreeable location, on the building's roof. There shall be no additional rental charged to Lessee for this right to place the dishes on the roof. Such equipment may be removed by Lessee at any time and, notwithstanding any other provisions of this lease, shall not become the property of the Lessor. Lessee shall repair any physical damage to the roof or structure as a result of such removal. The satellite dish shall operate in accordance with FCC requirements and shall not interfere with the transmission and operation of other dishes.

          46.  LEASE CANCELLATION.  Lessee shall have the right to cancel or
               ------------------
reduce a portion of this lease effective only upon the sixtieth (60th) month of the initial lease term by providing Lessor with twelve (12) months prior written notice.

Lessee shall be entitled to cancel this lease only in the event Lessee ceases maintaining its headquarters in Western Washington. Lessee may, however, reduce the size of the Premises in the event Lessee's headquarters office requirements are reduced or if Lessee elects to relocate a portion of its offices outside Western Washington. Any reduction shall not exceed 21,664 rentable square feet in one contiguous mutually agreeable leasable space with elevator access for entry.

If Lessee cancels this lease, then Lessee shall pay Lessor a cancellation fee of $600,000.00 which fee shall be due at the time Lessee vacates the Premises. If Lessee reduces a portion of its offices and surrenders a pro rata portion of its Premises, the cancellation fee shall be pro rated.

          47.  PARKING.  Lessee shall be provided ninety (90) parking stalls for
               -------
Lessee's employees, with at least sixty (60) of those stalls within the building's parking garage. The balance of the stalls shall be located outside the building in as close proximity as possible. Lessor will use its best faith efforts to accommodate the remaining thirty (30) stalls within the building's garage, if available. The payment terms and monthly parking rate for the parking stalls used shall be as follows:

          Months 1 - 30:      First sixty (60) inside stalls free,
                              next thirty (30) stalls at rate
                              specified below

          Months 31 - 60:     First fifty (50) inside stalls free,
                              next forty (40) stalls at rate
                              specified below

          Months 61 - 120:    First forty (40) inside stalls free,
                              next fifty (50) stalls at rate
                              specified below

          Rates:    Year 1:        $50.00 per stall per month, plus sales tax

                    Year 2:        $55.00 per stall per month, plus sales tax

                    Year 3:        $60.00 per stall per month, plus sales tax

                    Year 4:        $65.00 per stall per month, plus sales tax

                    Year 5:        $70.00 per stall per month, plus sales tax

                    Years 6 - 10:  $90.00 per stall per month, plus sales tax

After the sixtieth (60th) month of the initial lease term, Lessee has the right to lease up to an additional twenty (20) outside parking stalls at the then current market rate.

          48.  CONSENT AND WAIVER AGREEMENT.  Lessor shall execute and deliver
               ----------------------------
to Lessee, in connection with the execution of the lease, three originals of the Consent and Waiver Agreement attached hereto as Exhibit C.

          49.  ESTOPPEL CERTIFICATE.  Within ten (10) days after notice by
               --------------------
Lessor or Lessee to the other party, the other party shall execute and deliver to the party delivering notice a certificate stating, if true, that this lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications. The certificate shall also state the amount of the monthly rent, the dates to which rent has been paid in advance, the amount of any security deposits paid to Lessor, whether the party making such certificate is in default under the lease or is aware of any default by the other party, and such other matters as the requesting party may reasonably request.

          50.  BROKER'S COMMISSION.  Lessor shall pay an agent's fee of $4.00
               -------------------
per rentable square foot to Steven C. Johnson & Associates. Lessor agrees to tender the lease deposit to Steven C. Johnson & Associates as partial payment of this fee. In addition, if Lessor does not pay this amount, Lessee shall have the right to offset the commission, not to exceed $5,000.00 per month.

          51.  OFFSET.  In the event Lessor does not pay for all or any
               ------
portion of the Finish Work improvements, Design Services, Telecommunication and Computer Wiring Allowance, Broker's Commission or any other obligations pursuant to this lease, Lessee shall have the right to pay the actual costs of the obligations incurred and offset said amount(s) paid from Lessee's rent payable pursuant to this lease. Interest shall accrue on any outstanding balance at the annual interest rate of nine percent (9%) per annum.

          IN WITNESS WHEREOF, the parties hereof have executed this lease the day and year first above written.

                                    MUZAK LIMITED PARTNERSHIP, a Delaware
                                    limited partnership



/s/ Martin Selig                    /s/ John Jester
- -----------------------------       ----------------------------------------
Martin Selig                        By: John Jester
                                       -------------------------------------
                                    Its: President
                                        ------------------------------------

          "Lessor"                           "Lessee"


Attachment

STATE OF WASHINGTON  )
                     )  ss.
COUNTY OF KING       )

On this 8th day of June , 1994, before me, a Notary Public in and for the State
        ---        ----     --
of Washington, personally appeared MARTIN SELIG, the individual who executed the within and foregoing instrument, and acknowledged said instrument to be his free and voluntary act and deed, for the uses and purposes therein mentioned.


                                             [SIGNATURE ILLEGIBLE]
                                             --------------------------------
                                             Notary Public in and for the
          [SEAL]                             State of Washington, residing at
                                             _______________________
                                             My commission expires: 6/1/98
                                                                   --------
(Individual)

STATE OF WASHINGTON  )
                     )  ss.
COUNTY OF            )

On this _____ day of June ____________, 19__, before me, a Notary
Public in and for the State of _______________ , personally appeared _____________________, the individual(s) who executed the within and foregoing instrument, and acknowledged said instrument to be his/her/their free and voluntary act and deed, for the uses and purposes therein mentioned.

                                           ____________________________________
                                           Notary Public in and for the
                                           State of Washington, residing
                                           at _________________________________.
                                           My commission expires:______________


(Partnership)

STATE OF WASHINGTON  )
                     )  ss.
COUNTY OF KING       )


On this 8th day of June , 1994 , before me, a Notary Public in and for the State
        ---        ----     --
of Washington , personally appeared John B. Jester , to me known to be
   ----------                       --------------
partner(s) of Muzak  , the partnership that executed the foregoing instrument,
              -------
and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument on behalf
            --          --
of the partnership.



                                             [SIGNATURE ILLEGIBLE]
                                             -----------------------------
                                             Notary Public in and for the
                                             State of Washington, residing
          [SEAL]                             at _______________________
                                             My commission expires: 6/1/98
                                                                    -------

(Corporation)

STATE OF WASHINGTON  )
                     )  ss.
COUNTY OF            )

On this _____ day of _______________, 19___, before me, a Notary Public in and for the State of _________________, personally appeared ___________________, to me known to be the _____________________________________, respectively of
____________________________, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.


                                            ______________________________
                                            Notary Public in and for the
                                            State of Washington, residing
                                            at __________________________.
                                            My commission expires:________